Exhibit 99.1

FOR IMMEDIATE RELEASE

Innovative Solutions & Support, Inc. Announces Fiscal 2009

Third Quarter Financial Results

Third Quarter 2009 EPS of $0.07 vs. Third Quarter 2008 Loss of ($0.25) per share

Exton, PA.  — July 28, 2009 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) announced its financial results for the third quarter of fiscal 2009 ending June 30, 2009.

The Company reported net income of $1.3 million, or $0.07 per share, compared to a net loss of ($4.3) million, or ($0.25) per diluted share in 2008.  Net sales for the third quarter of fiscal 2009 were $7.8 million, compared to $8.8 million in the third quarter of fiscal 2008.  Cash flow from operations in the quarter was $1.9 million.

“We are pleased to report our third consecutive profitable quarter keeping us on track to achieve our FY 2009 financial objectives: of growing revenues, achieving profitability and generating positive cash flow,” said Geoffrey S. M. Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc.

	Selected Financial data for the Nine Months ended June 30,
(in thousands)	2009	2008		% Change

Net Sales	$28,800	$20,311		+42%
Net Income (Loss)	$4,423	$(15,471	)*
Cash Flows from Operating Activities	$4,636	$(7,515)
Gross Margin	51.1%	40.8%

* Includes $5,334 of legal fees (pre-tax) for litigation to protect intellectual property and a $2,475 asset impairment charge (pre-tax).

Mr. Hedrick continued, “This performance is a result of operational improvements across the board.  We reacted swiftly to the global economic decline and loss of 50% of our revenue, the result of an OEM customer bankruptcy.  Defense sector revenues were strengthened by the win of major C130 flight deck programs; expanding sales in the Large Area mission displays; Air Data for the P3 and F16.  The restructuring of the Engineering department has doubled efficiencies.  The Citation flight deck retrofit system was developed this year and has been installed at Cessna for FAA flight certification this week.  Our Flight Management System is in flight test development.  The Operations Department has seen similar performance improvements and has reduced inventories by 40%, while increasing production output.

We planned to maintain similar growth through the second half of fiscal 2009.  A 757/767 customer slowed their installation schedule to accommodate higher priority maintenance and aircraft modifications.  The reschedule reduced Q3 revenue by 20% and could have a similar impact on Q4. Our customer plans to accelerate modification rates by 2010, consuming the balance of fifty ship-sets already delivered and restoring our delivery schedule.  Several aircraft have been modified and are in revenue service.  There is no reduction in the program quantity.”

For the nine months ended June 30, 2009, net income was $4.4 million or $0.26 per diluted share compared to a net loss of ($15.5) million or ($0.92) per fully diluted share for the nine months ended June 30, 2008.  Net Sales were $28.8 million, up 42% over the nine months ended June 30, 2008 of $20.3 million and cash and cash equivalents increased $4.3 million.

Mr. Hedrick concluded, “This recent economic crisis and subsequent global slow-down has spared few.  We see a realignment of market demand with emphasis on maintaining and renovating existing equipment.  Our remarkable price/performance product offerings provide measurable value to all of the three market segments; Military, Air Transport and Business aviation.  Our systems facilitate an affordable, high performance upgrade, while offering real operating cost savings.  The recently introduced Vantage System, with its open architecture, enables us to offer a complete cockpit solution, including radios/navigation, to OEMs and reuse of existing systems in retrofit applications.  We expect demand to grow as operators seek the most cost effective solution to their operational and lift requirements. Our improved efficiencies and high level of investment in new product development should position us strongly for future growth under difficult economic conditions.”

Business Outlook

For fiscal year 2009, based on existing backlog, current anticipated production schedules and improved operating efficiency, the Company expects net sales of  $35.0 - $37.0 million; earnings per share of $0.27 - $0.29 and positive operating cash flow.  This outlook represents a 15% increase in revenue over the prior fiscal year.

The Company will be hosting a conference call Wednesday, July 29, 2009 at 10:00 a.m. EDT time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-562-3654. The conference ID# is 19563663. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and critical engine parameters.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

John Long, Chief Financial Officer

Innovative Solutions & Support, Inc.

(610) 646-0350

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008

Net Sales	7,759,300	8,751,309	28,800,372	20,311,316

Cost of sales	3,621,045	4,568,303	14,093,831	12,018,023

Gross profit	4,138,255	4,183,006	14,706,541	8,293,293

Operating expenses:
Research and development	1,287,397	3,221,698	4,178,585	7,738,942
Selling, general and administrative	1,840,571	3,282,183	6,471,958	13,952,535
Asset Impairment	—	2,475,000	—	2,475,000
Total operating expenses	3,127,968	8,978,881	10,650,543	24,166,477

Operating income (loss)	1,010,287	(4,795,875)	4,055,998	(15,873,184)

Interest income	62,594	284,079	360,907	1,315,219
Interest expense	(19,798)	(33,064)	(74,513)	(122,183)
Other income	—	—	50,073	300,000
Income (loss) before income taxes	1,053,083	(4,544,860)	4,392,465	(14,380,148)
Income taxes expense (benefit)	(199,228)	(255,989)	(30,762)	1,090,821
Net income (loss)	$1,252,311	$(4,288,871)	$4,423,227	$(15,470,969)

Net income (loss) per common share:
Basic	$0.07	$(0.25)	$0.26	$(0.92)
Diluted	$0.07	$(0.25)	$0.26	$(0.92)

Weighted average shares outstanding:
Basic	16,727,269	16,893,499	16,727,269	16,897,313
Diluted	16,750,308	16,893,499	16,746,631	16,897,313

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	June 30,	September 30,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,307,938	$35,031,932
Accounts receivable, net	4,747,604	4,218,443
Inventories	5,495,720	9,361,257
Deferred income taxes	326,969	414,636
Prepaid expenses and other current assets	1,307,003	1,406,260

Total current assets	51,185,234	50,432,528
Property and equipment, net	8,605,705	8,958,346
Other assets	477,784	505,840

TOTAL ASSETS	$60,268,723	$59,896,714

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	1,016,477	2,349,981
Accrued expenses	2,403,137	5,130,463
Deferred revenue	180,309	450,923

Total current liabilities	3,609,831	7,941,275

Note payable	4,335,000	4,335,000
Long-term portion of capitalized lease obligations	29,717	37,633
Deferred revenue	73,818	114,075
Deferred income taxes	326,969	414,636
Other liabilities	226,074	249,969

Total liabilities	8,601,409	13,092,588

SHAREHOLDERS’ EQUITY:

Common stock	18,198	18,177
Additional paid-in capital	46,316,149	45,767,960
Retained earnings	24,575,843	20,152,615
Treasury stock	(19,242,876)	(19,134,626)

Total shareholders’ equity	51,667,314	46,804,126

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$60,268,723	$59,896,714